UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2004

THE ADVISORY BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 New Hampshire Avenue, NW, Washington, D.C. 20037
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (202) 672-5600

ITEM 5. Other Events.

     On February 25, 2004, The Advisory Board Company (the “Company”) and certain of its existing stockholders entered into an underwriting agreement providing for the sale by the existing stockholders of 2,524,754 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in a registered public offering.

ITEM 7. Financial Statements and Exhibits.

     (c) Exhibits

     1.1 Underwriting Agreement, dated February 25, 2004, among the Company, Deutsche Bank Securities Inc. and the selling stockholders a party thereto.

ITEM 9. Regulation FD Disclosure.

     In a press release on February 25, 2004, the Company announced the sale of 2,524,754 shares of Common Stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ADVISORY BOARD COMPANY

By: /s/ David L. Felsenthal
David L. Felsenthal
Chief Financial Officer, Secretary and
Treasurer

Date: February 25, 2004

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